As filed with the Securities and Exchange Commission on January 8, 2025.

Registration No. 333-282485

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

The MARQUIE GROUP, INC.

(Exact name of Registrant as specified in its charter)

florida	4461	26-2091212
(Incorporation or	(Primary Standard Industrial	(I.R.S. Employer
organization)	Classification Code Number)	Identification Number)

7901 4th Street North, Suite 4887

St. Petersburg, FL 33702

(800) 351-3021

(Name, address, telephone number of agent for service)

Marc Angell

Chief Executive Officer

7901 4th Street North, Suite 4887

St. Petersburg, FL 33702

(800) 351-3021

(Address and Telephone Number of Registrant’s Principal Executive Offices and Principal Place of Business)

Communication Copies to

Jeff Turner

JDT Legal

7533 S Center View Ct, #4291

West Jordan, UT 84084

Telephone: (801) 810-4465

Facsimile: (888) 920-1297

Email: jeff@jdt-legal.com

Approximate date of proposed sale to the public: As soon as practicable and from time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates, as may be necessary to delay its effective date until the registrant shall file a further amendment, which specifically states that this registration statement shall thereafter become effective in accordance with Act 1, Section 8A of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities Exchange Commission, acting pursuant to Section 8A, may determine.

The information in this prospectus is not complete and may be changed without notice. The Selling Security Holders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and neither the Registrant nor the Selling Security Holders are soliciting offers to buy these securities, in any state where the offer or sale of these securities is not permitted.

EXPLANATORY NOTE

This Amendment No. 5 (this “Amendment”) to the Registration Statement on Form S-1 of The Marquie Group, Inc. (File No. 333-282485) (the “Registration Statement”) is being filed solely for the purpose of filing certain exhibits as indicated in Part II, Item 16 of this Amendment. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16, the signature pages to this Amendment and the filed exhibit. Part I, consisting of the preliminary prospectus, and the balance of Part II of the Registration Statement are unchanged and have been omitted from this Amendment.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits

INDEX TO EXHIBITS

		Filed	Incorporated by Reference
Exhibit No.	Description	Herewith (*)	Filing Type	Date Filed
2.1	Merger Agreement dated May 31, 2013		8-K	06/05/2013
3.1	Amended and Restated Articles of Incorporation		S-1/A	11/22/2022
3.3	Amended and Restated Bylaws		S-1/A	11/22/2022
4.1	Series A Preferred Stock Certificate of Designation (Article IV(B) of Amended and Restated Articles of Incorporation)		S-1/A	11/22/2022
5.1	Opinion of JDT Legal	*
10.1	Securities Purchase Agreement dated 06/10/2022		8-K	07/27/2022
10.2	Promissory Note dated 06/10/2022		8-K	07/27/2022
10.3	Warrant dated 06/10/2022		S-1/A	11/22/2022
10.4	Securities Purchase Agreement dated 09/20/2022		S-1/A	12/30/2024
10.5	Promissory Note dated 09/20/2022		S-1/A	12/30/2024
10.6	Securities Purchase Agreement dated 11/04/2022		S-1/A	12/30/2024
10.7	Promissory Note dated 11/04/2022		S-1/A	12/30/2024
10.8	Warrant dated 11/04/2022		S-1/A	12/30/2024
10.9	Standby Equity Commitment Agreement dated 09/27/2024		S-1/A	10/28/2024
10.10	Registration Rights Agreement dated 09/27/2024		S-1/A	10/28/2024
14.1	Code of Ethics for Registrant		S-1/A	11/22/2022
21.1	List of Subsidiaries		10-K	09/10/2024
23.1	Consent of OLAYINKA OYEBOLA & CO	*
23.2	Consent of JDT Legal (included in Exhibit 5.1)	*
101	Interactive Data File	*
107	Calculation of Registration Fee		S-1	10/03/2024

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SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

The Marquie Group, Inc.

Date:	January 8, 2025	By:	/s/ Marc Angell
		Name:	Marc Angell
		Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Marc Angell	Chief Executive Officer, Director	January 8, 2025
Marc Angell	(Principal Executive Officer)

/s/ Marc Angell	Principal Financial Officer and	January 8, 2025
Marc Angell	Principal Accounting Officer

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